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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                             ----------------


                                 Form S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------

                   American Management Systems, Incorporated
            (Exact name of registrant as specified in its charter)


          Delaware                                   54-0856778
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

                               4050 Legato Road
                            Fairfax, Virginia 22033
                                (703) 267-5400
                   (Address of Principal Executive Offices)

                               ----------------

                   American Management Systems, Incorporated
                       1993 Employee Stock Purchase Plan
                           (Full title of the plan)

                               ----------------

                              Philip M. Giuntini
                                   President
                   American Management Systems, Incorporated
                               4050 Legato Road
                            Fairfax, Virginia 22033
                    (Name and address of agent for service)


                                (703) 267-5400
         (Telephone number, including area code, of agent for service)


                                  Copies to:
                            Mary Jane Dodson, Esq.
                       Shaw, Pittman, Potts & Trowbridge
                              2300 N Street, N.W.
                            Washington, D.C.  20037


                        Calculation of Registration Fee


---------------------------------------------------------------------------------------------------------------
                                 Amount to be       Proposed maximum        Proposed maximum        Amount of
Title of securities               registered        aggregate offering      aggregate offering      registration
 to be registered                     (1)           price per unit (2)          price (2)             fee (2)
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
Common Stock
$.01 par value
per share                        600,000 shs.            $24.375              $14,625,000            $5,043.11
---------------------------------------------------------------------------------------------------------------

(1) All securities offered pursuant to this registration statement are outstanding shares, and no authorized but unissued stock will be utilized. Since the Plan continues no maximum number of shares and no termination date, the number of shares being registered is an estimate of the number of shares to be purchased under the Plan over the next three years.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, the calculation of the registration fee is based on the average of the high and low prices of the registrant's Common Stock in the over-the-counter market on February 29, 1996, as reported by NASDAQ.

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------
     The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

      (a) the Registration Statement on Form S-8 as filed by American Management Systems Incorporated, a Delaware corporation (the "Company"), on September 3, 1993 (Registration Statement No. 33-68426);

      (b) the Annual Report of the Company on Form 10-K for its fiscal year ended December 31, 1994, as filed by the Company on March 30, 1995;

      (c) The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1995, June 30, 1995, and September 30, 1995, and the Company's Report on Form 10-C, as filed by the Company on January 9, 1996 to report the three-for-two split of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), effective January 5, 1996, for shareholders of record as of the close of business on December 15, 1995 (the "Stock Split"); and

      (b) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

     The Company's net income per share of Common Stock, after giving retroactive effect to the Stock Split, is $0.60, 0.46 and $0.50 for its fiscal years ended December 31, 1994, 1993 and 1992, respectively. The Company's net income per share of Common Stock, after giving retroactive effect to the Stock Split, is $0.12, $0.16 and $0.18 for the quarters ended March 31, June 30 and September 30, 1995, respectively.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-----------------------------------
     Not applicable.
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Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------
     Not applicable.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------
     Included in the Company's Registration Statement on Form S-8 (File No. 33-68426).

Item 7.  Exemption from Registration Claimed.
---------------------------------------------
     Not applicable.

Item 8.  Exhibits.
------------------
     Exhibit
        Number   Description of Exhibit
        -------  ----------------------

         4(a) The Company's Restated Certificate of Incorporation, contained in its August 14, 1990 filing on Form 8, is incorporated herein by reference.

         4(b) The By-Laws of the Company, contained in its Annual Report on Form 10-K for the year ended December 31, 1992, are incorporated herein by reference.

          23. Consent of Price Waterhouse LLP, Independent Accountants (filed herewith).

Item 9.  Undertakings.
----------------------

     Included in the Company's Registration Statement on Form S-8 (File No. 33-68426).

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on February 22, 1996.


                                       AMERICAN MANAGEMENT SYSTEMS,
                                         INCORPORATED
                                       a Delaware corporation
                                       (Registrant)

                                       /s/ Philip M. Giuntini
                                       Philip M. Giuntini
                                       ---------------------------------------
                                       President



Pursuant to the requirements on the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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


        Signature                      Title                Date
        ---------                      -----                ----

/s/ Paul A. Brands
-------------------------     Chief Executive Officer      2/22/96
Paul A. Brands             (Principal Executive Officer)


/s/ Frank A. Nicolai
-------------------------     Secretary and Treasurer
Frank A. Nicolai           (Principal Financial Officer)   2/22/96


/s/ James E. Marshall
-------------------------            Controller            2/22/96
James E. Marshall          (Principal Accounting Officer)


/s/ Daniel J. Altobello
-------------------------             Director             2/22/96
Daniel J. Altobello


/s/ Paul A. Brands
-------------------------             Director             2/22/96
Paul A. Brands


/s/ James J. Forese
-------------------------             Director             2/22/96
James J. Forese


/s/ Philip M. Giuntini
-------------------------             Director             2/22/96
Philip M. Giuntini

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

          SIGNATURE                   TITLE                DATE
          ---------                   -----                ----

/s/ Patrick W. Gross
-----------------------------         Director             2/22/96
Patrick W. gross

/s/ Dorothy-Leonard-Barton
-----------------------------         Director             2/22/96
Dorothy Leonard-Barton

/s/ W. Walker Lewis
-----------------------------         Director             2/22/96
W. Walker Lewis

/s/ Frederic V. Malek
-----------------------------         Director             2/22/96
Frederic V. Malek

/s/ Frank A. Nicolai
-----------------------------         Director             2/22/96
Frank A. Nicolai

/s/ Charles O. Rossitti
-----------------------------         Director             2/22/96
Charles O. Rossotti


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                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                  Sequentially
Number            Description of Exhibit                 Numbered Page
-------           ----------------------                 --------------

4(a)              The Company's Restated Certificate          N/A
                  of Incorporation, contained in its
                  August 14, 1990 filing on Form 8,
                  is incorporated herein by reference.

4(b)              The By-Laws of the Company,                 N/A
                  contained in its Annual Report on
                  Form 10-K for the year ended
                  December 31, 1992, are incorporated
                  herein by reference.

23                Consent of Price Waterhouse LLP,             8
                  Independent Accountants (filed
                  herewith)

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